Exhibit 23

                    Form of Arthur Andersen Letterhead

Consent of Independent Public Accountants

To Port Financial Corp.:

As independent public accountants, we hereby consent to the incorporation of our report included (or incorporated by reference) in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 333-31322 and 333-48522.

                                       /s/ Arthur Andersen LLP

Boston, Massachusetts

March 26, 2001